UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed on February 12, 2025, HeartSciences Inc. (the “Company”) filed an Offering Statement on Form 1-A, as amended on March 3, 2025 on Form 1-A/A (collectively, the “Offering Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), offering up to 4,285,714 units (the “Units”) at an offering price of $3.50 per Unit, for a maximum offering amount of $15,000,000 worth of Units (the “Offering”). Each Unit consists of one share of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), and one warrant (each a “Warrants” and collectively the “Warrants”) to purchase one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $5.00 per share. In connection with the Offering, the Company’s Board of Directors (the “Board”) approved the designation of up to 4,285,714 shares of the Series D Preferred Stock.

On May 21, 2025, the Company submitted the Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Stock (the “Certificate of Designations”) with the Secretary of State of the State of Texas (the “Texas Secretary of State”) designating 4,285,714 shares of the Company’s preferred stock as “Series D Convertible Preferred Stock”. Upon approval of the Certificate of Designations by the Texas Secretary of State, the Company shall submit a subsequent Current Report on Form 8-K to the SEC. Each share of Series D Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock at until the fifth day prior to any applicable redemption date (the “Conversion Price”). The Series D Preferred Stock does not bear a dividend (except for any dividends, when, as and if declared by the Board or a duly authorized committee thereof, in its sole discretion, out of funds legally available for that purpose, payable to holders of Common Stock), is perpetual, non-maturing, non-redeemable and is not subject to a sinking fund. The Series D Preferred Stock will rank senior to Common Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The shares of Series D Convertible Stock and the Conversion Price shall be adjusted for any forward stock splits, reverse stock splits, stock dividends, recapitalizations or similar events.

The Company may require the conversion of the outstanding shares of Series D Preferred Stock if, following the issuance of such shares of Series D Preferred Stock, (i) there is a Change in Control (as defined in the Certificate of Designations), (ii) the closing sale price of the Common Stock during any 10 consecutive trading days has been at or above $5.00 per share, or (iii) the Company completes a firm commitment underwritten public offering generating gross proceeds of at least $15 million at a price of $5.00 or more per share. The Series D Preferred Stock shall have no voting rights, except as set forth in the Certificate of Designation or as otherwise required by law. In the event of liquidation, the holders of outstanding Series D Preferred Stock are entitled to receive an amount of $3.50 per share plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders, prior to any distributions to holders of junior securities (as set forth in the Certificate of Designations).

The foregoing summary of the terms of the Certificate of Designation is incomplete and subject to, and qualified in its entirety by, the actual terms of the Certificate of Designation, which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of the Company, dated as of May 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date:	May 28, 2025	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors